Exhibit 99.2

FIRST IC CORPORATION

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 15, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST IC CORPORATION (“FIRST IC”).

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW, AND IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW. If any other business is PROPERLY BROUGHT BEFORE the Meeting, this proxy card will be voted by the proxy in its best judgment.

The Board of Directors recommends a vote “FOR” the First IC merger proposal (as defined below), “FOR” the First IC director election proposal (as defined below) and “FOR” the First IC adjournment proposal (as defined below), each as are more fully described in the proxy statement/prospectus, which was sent to shareholders in connection with the listed proposals (the “Proxy Statement”).

The undersigned hereby appoints Edward L. Briscoe, as Proxy, with the power to appoint his substitute, and hereby authorizes him to vote, as designated below, all of the common stock of First IC, which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Shareholders (the “Meeting”) to be held virtually through Zoom at: https://us06web.zoom.us/j/81584504512?pwd=cbbNDlZn6jK44uhiwpZCyjM2RNR0tK.1, on Tuesday, July 15, 2025 at 11:00 A.M. Eastern Time, and at any adjournments or postponements thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Please indicate by checking the appropriate spaces below how you desire to have your shares voted on the following proposals:

PROPOSAL ONE:	MERGER PROPOSAL: To approve the Agreement and Plan of Reorganization, dated March 16, 2025, by and among First IC, First IC Bank, MetroCity Bankshares, Inc. (“MetroCity”) and Metro City Bank, pursuant to which First IC will merge with and into MetroCity (the “merger”), with MetroCity surviving the merger, and to approve the transactions contemplated thereby, including the merger, each as more fully described in the accompanying Proxy Statement (the “First IC merger proposal).

	For	Against	Abstain

	☐	☐	☐

PROPOSAL TWO:	DIRECTOR ELECTION PROPOSAL: To elect the following named persons, each to serve as a director for a one-year term expiring at the 2026 Annual Meeting of Shareholders or until his successor is duly elected and qualified (the “First IC director election proposal”).

	For	Against	Abstain

Chong W. Chun	☐	☐	☐

Suk Hyun Kim	☐	☐	☐

Eui Suk Lee	☐	☐	☐

Tae Hyun Liu	☐	☐	☐

Lucio S Minn	☐	☐	☐

Dong Wook Kim	☐	☐	☐

PROPOSAL THREE:	ADJOURNMENT PROPOSAL: To authorize the First IC board of directors to adjourn or postpone the Meeting, if necessary, (i) to solicit additional proxies in favor of the First IC merger proposal,(ii) to ensure that any supplement or amendment to the Proxy Statement is timely provided to First IC shareholders, or (iii) to vote on other matters properly before the Meeting (the “First IC adjournment proposal”).

	For	Against	Abstain

	☐	☐	☐

PLEASE MARK, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: __________________, 2025	PLEASE SIGN NAME EXACTLY AS LISTED ON THE MAILER.

In an effort to better serve our Shareholders we would ask that you provide us with current email addresses for future communications.
Signature

Print Name as listed on the mailer Email address__________________________________________________

Signature (if held jointly) Email address__________________________________________________

NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.